Exhibit 99.1

                FEDERATED DEPARTMENT STORES, INC.

                   Consolidated Balance Sheets
                           (Unaudited)

                           (millions)

                                        April 29,       January 29,    May 1,
                                          2000             2000         1999
ASSETS:
 Current Assets:
  Cash                                  $    249         $    218     $    239
  Accounts receivable                      4,031            4,313        2,165
  Merchandise inventories                  3,869            3,589        3,599
  Supplies and prepaid expenses              217              230          200
  Deferred income tax assets                 176              172          142
   Total Current Assets                    8,542            8,522        6,345

 Property and Equipment - net              6,741            6,828        6,624
 Intangible Assets - net                   1,720            1,735        1,889
 Other Assets                                652              607          572

   Total Assets                         $ 17,655         $ 17,692     $ 15,430

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
  Short-term debt                       $  1,352         $  1,284     $  1,225
  Accounts payable and accrued
   liabilities                             3,006            3,043        2,699
  Income taxes                                83              225           75
   Total Current Liabilities               4,441            4,552        3,999

 Long-Term Debt                            4,757            4,589        3,806
 Deferred Income Taxes                     1,448            1,444        1,236
 Other Liabilities                           548              555          576
 Shareholders' Equity                      6,461            6,552        5,813

   Total Liabilities and
    Shareholders' Equity                $ 17,655         $ 17,692     $ 15,430


The accompanying notes are an integral part of these unaudited
Consolidated Financial Statements.